                      CODE OF ETHICS - AMENDED AND RESTATED

This Code of Ethics ("Code") is adopted pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Rule") under the Investment Company Act of 1940 by Neuberger Berman Management Inc. ("NB Management") and Neuberger Berman, LLC ("NB") with respect to the services of each as the sub-adviser of one or more registered investment companies or series thereof (the "Fund") for which neither NB Management nor NB nor any of their affiliates is investment manager, investment adviser, administrator or distributor.

                                TABLE OF CONTENTS

Statement of General Principles     ............................................       4

1.       General Prohibitions     ..............................................       4

2.       Definitions     .......................................................       5
         Access Person     .....................................................       5
         Advisory Person    ....................................................       5
         Beneficial Interest     ...............................................       5
         Blind Trust     .......................................................       6
         Covered Security.......................................................       6
         Day     ...............................................................       7
         Exchange Traded Fund...................................................       7
         Federal Securities Laws................................................       7
         Immediate Family     ..................................................       7
         Investment Company     ................................................       7
         Investment  Person     ................................................       7
         Legal and Compliance Department .......................................       7
         Related Issuer     ....................................................       7
         Trading Desk     ......................................................       7

3.       Required Compliance Procedures     ....................................       8

         3.1 All Securities Transactions through Neuberger Berman...............       8
         3.2 Preclearance of Securities Transactions by NB Access Persons.......       9
         3.3 Post-Trade Monitoring of Precleared Transactions ..................       9
         3.4 Notification of Reporting Obligations..............................      10
         3.5 Certification of Compliance with Code of Ethics ...................      10

4.       Restrictions...........................................................      10

         4.1 Initial Public Offerings     ......................................      10
         4.2 Private Placements     ............................................      10
         4.3 Related Issuers     ...............................................      11
         4.4 Blackout Period     ...............................................      11
         4.5 Price Switches     ................................................      11
         4.6 Gifts     .........................................................      13
         4.7 Service as Director of Publicly Traded Companies ..................      13
         4.8 Shares of an Investment Company ...................................      13

5.       Procedures with Regard to Dissemination of Information ................      14

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


6.       Reports of Holdings by NB Access Persons  .............................      14

         6.1 Initial Report         ............................................      14
         6.2 Annual Report     .................................................      15
         6.3 Exceptions     ....................................................      15

7.       Quarterly Reports of Transactions by NB Access Persons.................      15

         7.1 General Requirement     ...........................................      15
         7. 2 Contents     .....................................................      16
         7. 3 Exceptions     ...................................................      16

8.       Quarterly Reports by NB Access Persons
         Regarding Securities Accounts     .....................................      16




 9..     Annual Report to Board of Trustees     ................................      17

10.      Implementation     ....................................................      17

          10.1 Violations ......................................................      17
          10.2 Sanctions .......................................................      18
          10.3 Forms     .......................................................      18
          10.4 Exceptions     ..................................................      18

                         STATEMENT OF GENERAL PRINCIPLES

This Code of Ethics is adopted in recognition of the following principles that govern personal investment activities of all individuals associated with the Fund, NB Management, and NB:

         It is their duty at all times to place the interests of Fund shareholders ahead of their personal interests. Priority must be given to Fund trades over personal securities trades.

         All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

         Individuals should not take advantage of their positions to benefit themselves at the expense of any Fund.

         In personal securities investing, individuals should follow a philosophy of investment rather than trading.


1. GENERAL PROHIBITIONS

No person associated with the Fund, NB Management, or NB, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust or Fund, shall:

         Employ any device, scheme or artifice to defraud such Fund;

         Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund;

         Engage in any manipulative practice with respect to such Fund;

         Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

         Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

         Individuals must comply with applicable Federal Securities Laws.




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

2. DEFINITIONS

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

         ACCESS PERSON - any Trustee, director, officer, or Advisory Person of the Fund, NB Management or NB. The determination as to whether an individual is an Access Person shall be made by the Legal and Compliance Department.

         ADVISORY PERSON - any employee of the Fund, NB Management or NB (or of any company in a control relationship to the Trust, NB or NB Management) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Fund, NB Management or NB who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of Covered Securities by such Fund.

         BENEFICIAL INTEREST - a person has a Beneficial Interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a Beneficial Interest when the securities in the account are held:

         (i)      in his or her name;

         (ii)     in the name of any of his or her Immediate Family;

         (iii) in his or her name as trustee for himself or herself or for his or her Immediate Family;

         (iv) in a trust in which he or she has a Beneficial Interest or is the settlor with a power to revoke;

         (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

         (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

         (vii)    by a partnership of which he or she is a member;

         (viii) by a corporation which he or she uses as a personal trading medium;

         (ix)     by a holding company which he or she controls; or

         (x) any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a Beneficial Interest in any securities must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any disclaimers granted by the Legal and Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted, except with respect to requirements specifically applicable to members of a person's Immediate Family.

        BLIND TRUST - a trust in which an Access Person or employee has Beneficial Interest or is the settlor with a power to revoke, with respect to which the Legal and Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with Neuberger Berman or any affiliate of Neuberger Berman and not a relative of such Access Person or employee.

        COVERED SECURITY - (a) any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of trust for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly know as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; and (b) any security or instrument related to, but not necessarily the same as, those held or to be acquired by a particular Fund, (c) shares of any Investment Company and (d) Exchange Traded Funds;

The term Covered Security does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of any registered open-end investment company other than an Investment Company.

        DAY - a calendar day.

        EXCHANGE TRADED FUND - any unit investment trust or open-end registered investment company under the Investment Company Act of 1940, which has received certain exemptive relief from the Securities Exchange Commission to allow secondary market trading in its shares.

        FEDERAL SECURITIES LAWS - means the Securities Act of 1933, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

        IMMEDIATE FAMILY - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

        INVESTMENT COMPANY - each registered investment company and series thereof for which NB Management is the investment manager, investment adviser, sub-adviser, administrator or distributor, or for which NB is the investment adviser or sub-adviser.

        INVESTMENT PERSON - Any employee of NB Management or NB (or of any company in a control relationship to NB Management or NB) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and any natural person who controls NB Management or NB and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such Fund. The determination as to whether an individual is an Investment Person shall be made by the Legal and Compliance Department.

        LEGAL AND COMPLIANCE DEPARTMENT - NB Legal and Compliance Department.

        RELATED ISSUER - an issuer with respect to which an Investment Person or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or senior management employee of such issuer.

        TRADING DESK - NB Trading Desk.

3. REQUIRED COMPLIANCE PROCEDURES

        3.1 ALL SECURITIES TRANSACTIONS THROUGH NEUBERGER BERMAN.

        (a) Except as set forth in paragraphs (b) and (c): (i) every Investment Person and Access Person who is an employee of NB Management or NB (hereinafter "NB Access Person" or "Access Person") is required to execute through NB all transactions in Covered Securities held in his or her own name or in which he or she has a direct or indirect Beneficial Interest: and (ii) all securities and securities accounts in which an Access Person and every employee of NB Management or NB has a direct or indirect Beneficial Interest must be held in an account at NB.

        (b) Notwithstanding paragraph (a): (i) Access Persons and employees of NB Management or NB other than Advisory Persons and Investment Personnel may hold shares of an Investment Company in which they have a direct or indirect Beneficial Interest in direct accounts on the books of such Investment Company; and (ii) Advisory Personnel and Investment Personnel may hold shares of an Investment Company for which NB Management is the investment adviser, administrator or distributor in which they have a direct or indirect Beneficial Interest in direct accounts on the books of such Investment Company.

        (c) Exceptions will only be granted upon a showing of extenuating circumstances. Any individual seeking an exception to this policy must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any exceptions granted must be made in writing.

        (d) Any individual granted an exception pursuant to paragraph 3.1 (c) is required to direct his or her broker, adviser or trustee, as the case may be, to supply to the Legal and Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in his or her own name or in which he or she has a Beneficial Interest.

        (e) Individuals are not required to execute through NB transactions in which they are establishing a dividend reinvestment plan directly through an issuer. However, individuals must obtain written approval from the Legal and Compliance Department prior to establishing any such plan and supply to the Legal and Compliance Department, on a timely basis, duplicate copies of all confirmations relating to the plan.

        3.2 PRECLEARANCE OF SECURITIES TRANSACTIONS BY NB ACCESS PERSONS.

        (a) Every NB Access Person must obtain prior approval from the Trading Desk before executing any transaction in Covered Securities held in his or her own name or in which he or she has a Beneficial Interest. Before granting such approval, the Trading Desk shall determine that:


               (i) No Investment Company has a pending "buy" or "sell" order in that security;

               (ii) The security does not appear on any "restricted" list of NB; and

               (iii) IN THE CASE OF ACCESS PERSONS WHO ARE INVESTMENT PERSONNEL, SUCH transaction is not short selling or option trading that is economically opposite any current holding by any Investment Company.

        (b) The following securities are exempt from preclearance requirements:

               (i)    Securities transactions effected in Blind Trusts;

               (ii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (iii) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (iv) Options on the Standard & Poor's "500" Composite Stock Price Index; and

               (v) Other securities that may from time to time be so designated in writing by the Code of Ethics Committee.


        (c) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

        3.3 POST-TRADE MONITORING OF PRECLEARED TRANSACTIONS.

        After the Trading Desk has granted preclearance to an NB Access Person with respect to any personal securities transaction, the investment activity of such Access Person shall be monitored by the Legal and Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

        3.4 NOTIFICATION OF REPORTING OBLIGATIONS.

        The Legal and Compliance Department shall identify all NB Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations.

        3.5 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS.

        The Legal and Compliance Department shall provide all Access Persons with a copy of the Code of Ethics and any amendments. All NB Access Persons are required to certify annually in writing that they have:

        (a) read and understand the Code of Ethics and recognize that they are subject thereto;

        (b) complied with the requirements of the Code of Ethics;

        (c) disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code; and

        (d) with respect to any Blind Trusts in which such person has a Beneficial Interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.


4. RESTRICTIONS

        4.1 INITIAL PUBLIC OFFERINGS.

        (a) All Investment Persons are prohibited from acquiring a Beneficial Interest in any Covered Securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Fund. No member of an Immediate Family of an Investment Person may acquire a Beneficial Interest in an initial public offering without the prior written consent of the Legal and Compliance Department.

        (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Fund.

        4.2 PRIVATE PLACEMENTS.

        (a) No Access Person or member of his or her Immediate Family may acquire a direct or indirect Beneficial Interest in any Covered Securities in private placements without prior written approval by the Legal and Compliance Department.

        (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Trust or Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Trust or Fund.

        (c) An Investment Person who has (or a member of whose Immediate Family has) acquired a Beneficial Interest in securities in a private placement is required to disclose that investment to the Legal and Compliance Department when such Investment Person plays a part in any subsequent consideration of an investment in the issuer for any Fund. In any such circumstances, the decision to purchase securities of the issuer for a Fund is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

        4.3 RELATED ISSUERS.

        Investment Personnel are required to disclose to the Legal and Compliance Department when they play a part in any consideration of an investment by a Fund in a Related Issuer. In any such circumstances, the decision to purchase securities of the Related Issuer for a Fund is subject to an independent review by an Investment Person with no personal interest in the Related Issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

        4.4 BLACKOUT PERIOD.

        No NB Access Person may execute a securities transaction in Covered Securities held in his or her own name or in which he or she has, or as a result of such transaction, will have, a direct or indirect Beneficial Interest on a day during which any Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

        4.5 PRICE SWITCHES.

        (a)  Same Day Price Switch

               (i) If any employee of NB Management or NB purchases a Covered Security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in which he or she has a Beneficial Interest and an Investment Company purchases the same security during the same day, then, to the extent that the price paid per share by the Investment Company for such purchase is less favorable than the price paid per share by such employee, the Investment Company shall have the benefit of the more favorable price per share.

               (ii) If any employee of NB Management or NB or of any company in a control relationship to NB management or NB sells a Covered Security (other than a fixed income security) held in his or her own name or in which he or she has a Beneficial Interest and an Investment Company sells the same security during the same day, then, to the extent that the price per share received by the Investment Company for such sale is less favorable than the price per share received by the employee, the Investment Company shall have the benefit of the more favorable price per share.

        (b) 7-Day Price Switch

               (i) If any Investment Person purchases a Covered Security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in which he or she has a Beneficial Interest and within seven (7) days prior or subsequent thereto a Fund with respect to which he or she is an Investment Person has purchased or purchases the same security, then, to the extent that the price paid per share by such Fund for such purchase was or is less favorable than the price paid per share by such Investment Person, such Fund shall have the benefit of the more favorable price per share.

               (ii) If any Investment Person sells a Covered Security (other than a fixed income security) held in his or her own name or in which he or she has a Beneficial Interest and within seven (7) days prior or subsequent thereto a Fund with respect to which he or she is an Investment Person has sold or sells the same security, then, to the extent that the price received per share by such Fund for such sale was or is less favorable than the price received per share by such Investment Person, such Fund shall have the benefit of the more favorable price per share.

        (c) An amount of money necessary to effectuate the price switch shall be transferred from the account of the employee or Investment Person subject to the price switch policies, to the Investment Company's or Fund's account, as the case may be. The price switch shall be limited to the number of shares purchased or sold by the employee or Investment Person or the number of shares purchased or sold by the Investment Company or Fund, as the case may be, whichever is smaller.

        (d) Notwithstanding the foregoing, price switching shall not apply to:

               (i) Securities transactions effected in Blind Trusts;

               (ii) Securities transactions that are non-volitional on the part of either the employee, Investment Person or the Investment Company;

               (iii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (iv) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (v) Options on the Standard & Poor's "500" Composite Stock Price Index;

               (vi) Transactions in which the adjustment resulting from the price switch is less than One Thousand Dollars ($1000.00), provided, however, that this exclusion applies solely to price switching under Section 4.5(a);

               (vii) Transactions arising through arbitrage, market making activities or hedged options trading;

               (viii) Transactions in the NB ERISA Profit Sharing and Retirement Plan;

               (ix) Transactions involving odd lots; and

               (x) Other securities that may from time to time be so designated in writing by the Code of Ethics Committee.

        4.6 GIFTS.

        All NB Access Persons and employees are prohibited from giving or receiving any gift or other thing of more than One Hundred Dollars ($ 100) in value to or from any person or entity that does business with or on behalf of the Fund in any one year.

        4.7 SERVICE AS DIRECTOR OF PUBLICLY TRADED COMPANIES.

        Investment Persons are prohibited from serving on the Boards of Directors of publicly traded companies.


        4.8 SHARES OF AN INVESTMENT COMPANY.

        (a) All trading in shares of an Investment Company is subject to the terms of the prospectus of the Investment Company.

        (b) No Investment Person, Access Person or employee of NB Management or NB may engage in excessive trading or market timing in any shares of any Investment Company.

        (c) Except as set forth in paragraph (d), all Advisory Persons and Investment Personnel are required to hold any shares of any Investment Company with respect to which they are an Advisory Person or Investment Person in which they have a direct or indirect Beneficial Interest for a minimum of sixty (60) days. Such holding period is measured on a Last-In, First-Out basis. After such holding period has elapsed, an Advisory Person or Investment Person may redeem or exchange such shares; provided, however, that after any such redemption or exchange, the Advisory Person or Investment Person may not purchase additional shares of such Investment Company for another period of sixty (60) days.

        (d) The provisions of paragraph (c) shall not apply to: (i) taxable and tax-exempt money market funds; (ii) variable annuity contracts for which an Investment Company serves as the underlying investment vehicle; and (iii) shares of an Investment Company that are purchased through an automatic investment program or payroll deduction.

        (e) Any requests for exceptions to the holding period must be in writing and submitted concurrently to the Advisory Person's or Investment Person's supervisor, the Chief Investment Officer of NB and the Legal and Compliance Department. The Legal and Compliance Department may consult with the supervisor and Chief Investment Officer before it determines, in its sole discretion, whether to grant an exception. Any exceptions shall be reported in writing to the Code of Ethics Committee.


5. PROCEDURES WITH REGARD TO DISSEMINATION OF INFORMATION

        Access Persons and employees of NB Management or NB, are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Funds except to persons whose responsibilities require knowledge of the information.


6. REPORTS OF HOLDINGS BY NB ACCESS PERSONS

        6.1  INITIAL REPORT.

No later than 10 days after a person becomes an NB Access Person, such person shall report to NB Management or NB the following information, which shall be current as of a date no more than 45 days prior to the date the person becomes an Access Person:

     (a) The title and type of security, and as applicable the exchange ticker or CUSIP number, number of shares and principal amount of each Covered Security in which the NB Access Person had a direct or indirect Beneficial Interest when the person became an NB Access Person;

     (b) The name of any broker, dealer or bank with whom the NB Access Person maintained an account in which the Access Person had a direct or indirect Beneficial Interest and

     (c)  The date that the report is submitted by the NB Access Person.

        6.2  ANNUAL REPORT.

Annually, each NB Access Person shall report the following information, which must be current as of a date no more than 45 days before the report is submitted:

     (a) The title and type of security, and as applicable the exchange symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the NB Access Person had a direct or indirect Beneficial Interest;

     (b) The name of any broker, dealer or bank with whom the NB Access Person maintains an account in which the Acces Person had a direct or indirect Beneficial Interest; and

     (c)  The date that the report is submitted by the NB Access Person.

        6.3 EXCEPTIONS.

        No report is required with respect to holdings where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to the holdings of securities in accounts maintained at NB.


7. QUARTERLY REPORTS OF TRANSACTIONS BY NB ACCESS PERSONS

        7.1 GENERAL REQUIREMENT.

        Every NB Access Person shall report, or cause to be reported, to the Trust and Legal and Compliance Department the information described in Section
7.3 with respect to transactions in any Covered Security in which such NB Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest.

        7.2 CONTENTS OF QUARTERLY REPORTS OF TRANSACTIONS.

        Every report shall be made not later than 30 days after the end of the calendar quarter and shall contain the following information:

        (a) The date of the transaction, the title and as applicable the exchange ticker and symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

        (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

        (c) The price of the Covered Security at which the transaction was effected;

        (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

        (e) The date that the report is submitted by the Access Person.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Interest in the security to which the report relates.

        7.3 EXCEPTIONS.

        No report is required with respect to transactions where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, the Legal and Compliance Department maintains (i) electronic records of all securities transactions effected through NB, and (ii) copies of any duplicate confirmations that have been provided to the Legal and Compliance Department under this Code of Ethics with respect to securities transactions that, pursuant to exceptions granted by the Legal and Compliance Department, have not been effected through NB; accordingly, no report is required with respect to such transactions.


8. QUARTERLY REPORTS BY NB ACCESS PERSONS REGARDING SECURITIES ACCOUNTS.

        (a) Every NB Access Person shall report, or cause to be reported, to the Legal and Compliance Department, and/or the Chief Compliance Officer the information regarding any securities account established by the NB Access Person during any quarter. Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;



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               (ii) The date the account was established; and

               (iii) The date that the report is submitted by the NB Access
                     Person.

        (b) No report is required with respect to securities accounts where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to securities accounts at NB.



9. ANNUAL REPORT TO BOARD OF TRUSTEES.

No less frequently than annually and concurrently with reports to the Boards of Trustees of the Neuberger Berman Funds, NB Management and NB shall furnish to the Board of Trustees of the Fund, and the Board must consider, a written report that:

        (i) describes any issues arising under this Code or procedures concerning personal investing since the last such report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

        (ii) certifies that the NB Management and NB, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

        (iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.


10. IMPLEMENTATION.

        10.1 VIOLATIONS.

        Any person who has knowledge of any violation of this Code shall report said violation to the Legal and Compliance Department. The Chief Compliance Officer shall receive a report of all violations of this Code.






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        10.2 SANCTIONS.

        NB Management and NB shall each have authority to impose sanctions for violations of this Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate.

        10.3 FORMS.

        The Legal and Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

        10.4 EXCEPTIONS.

        Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Legal and Compliance Department shall have authority to grant exceptions on a case-by-case basis.

Effective    March 2006
Code of Ethics - Sub-Advised Funds





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